Exhibit 10.33


                          LIMITED ENGAGEMENT AGREEMENT


     LIMITED ENGAGEMENT AGREEMENT, effective as of August 31, 1999, by and between Bogen Communications International, Inc., a Delaware corporation (together with all its domestic subsidiaries, the "Company"), and Helix Capital Services Inc. ("Helix"), successor by merger to Helix Capital Services LLC.

                              W I T N E S S E T H :

     WHEREAS, the Company and Helix entered into the Amended and Restated Mergers and Acquisition Engagement Agreement effective October 1, 1998 (the "Amended M&A Agreement"); and

     WHEREAS, the Company and Helix wish to terminate the Amended M&A Agreement in its entirety and enter into a Limited Engagement Agreement which covers all continuing obligations between the parties relating to merger and acquisition activity.

     NOW, THEREFORE, in consideration of the mutual premises contained herein, the parties hereby agree as follows:

1. TERMINATION OF AMENDED AND RESTATED MERGERS AND ACQUISITION AGREEMENT.

     1.1 Termination.

          Effective as of August 31, 1999, the Amended M&A Agreement shall be terminated and of no force and effect and the parties shall have no remaining liabilities thereunder other than as stated in Section 1.2 below and other than the obligations set forth in Sections 2.5 (Confidentiality) and 2.6 (Indemnification) of the Amended M&A Agreement, which shall survive the termination thereof.

     1.2 Remaining Obligations.

          Notwithstanding the termination of the Amended M&A Agreement, the Company shall make the following payments to Helix:

     1.2.1 $100,000 for services rendered in connection with the Company's acquisition of substantially all of the assets of Apogee Sound Incorporated; and

     1.2.2 a fee equal to the amount that would otherwise be payable pursuant to the Amended M&A Agreement, if, on or prior to December 31, 1999, the Company acquires substantially all of the assets or stock of, or merges with, any of the companies listed on Schedule 1 hereto.


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2. LIMITED SERVICES

     2.1 Brokers Services. If Helix introduces the Company during the term of this Agreement to any potential acquisition target, and the Company has not prior to the time of such introduction been in discussions with, or otherwise transacted business with such acquisition target, and an M&A Transaction is consummated within six (6) months of such introduction, then the Company shall pay Helix a Success Fee at the time of the consummation of such M&A Transaction.

     2.2  Financial Services.

          If the Company requests any time during the term of this Agreement Helix's Financial Services in connection with a potential M&A Transaction and (1) Helix provides such Financial Services and (2) such M&A Transaction is consummated within 6 months of the Company's initial request, the Company shall pay Helix a Success Fee at the time of the consummation of such M&A Transaction.

     2.3 Success Fee. For purposes of Sections 2.1 and 2.2 hereof, "Success Fee" shall mean 3% of the Consideration Paid. The Success Fee will be paid in cash, or in other negotiable securities and financial instruments as specifically agreed in writing by Helix and the Company, but in any case, if agreement is not reached, the success fee will be paid in the same consideration as paid or received by the Company in the M&A Transaction.

     2.4 Transaction Timing. An M&A Transaction shall be deemed to have consummated when Consideration Paid for an M&A Transaction has been sent to the receiving party, provided that if Consideration Paid shall be paid in installments, the full amount shall be construed to have been received upon receipt of the first installment exchanged between parties to an M&A Transaction.

     2.5 Definitions. As used herein, the following terms shall have the following meanings

          2.5.1 The term "Consideration Paid" shall mean all the cash consideration (including amounts paid in escrow) plus the fair market value of non-cash consideration paid by the Company, plus the amount of debt and other interest bearing obligations assumed or refinanced by the Company, in connection with the M&A Transaction. The fair market value of any non-cash consideration delivered in an M&A Transaction will be the value agreed upon by the Company and Helix prior to the consummation of the M&A Transaction.



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          2.5.2 The term "Financial Services" shall include -

               2.5.2.1 Assisting the Company in its determination of
                       appropriate values to be realized in an M&A Transaction;

               2.5.2.2 Advising the Company in the negotiations as to the form and structure of an M&A Transaction;

               2.5.2.3 Advising and assisting the Company's management in making presentations to the Company's Board of Directors regarding the M&A Transaction;

               2.5.2.4 Other services normally provided by investment banks in connection with M&A Transaction.

          2.5.3 The term "M&A Transaction" shall mean any transaction or series of transactions (other than the purchase or sale of assets in the ordinary course of business) whereby, directly or indirectly, the Company acquires or merges with or into another entity, or any other similar business transaction or arrangement between the Company or any of its domestic subsidiaries and affiliates and a third party, including, without limitation, a merger, combination or consolidation, regardless of the accounting or tax treatment of such transaction.

3. CONFIDENTIALITY. During the term of this Agreement, the Company, on the one hand, and Helix, on the other hand, may have access to and become acquainted with advice, data, materials, contacts or other information provided by one party to the other, including the existence of this Agreement (collectively, the "Confidential Information"). Each party hereto agrees to treat the Confidential Information of the other party confidentially and agrees not to disclose Confidential Information of the other third party other than (i) to its employees, attorneys, affiliates, representatives and agents to whom disclosure is necessary in order to carry out the terms of the engagement, and (ii) if, in the reasonable opinion of legal counsel, such disclosure is legally required. Both parties shall take all precautions reasonably necessary to maintain the confidentiality of the Confidential Information of the other party, it being understood, however, that a copy of this Agreement may be filed with the U.S. Securities and Exchange Commission and its terms be described in the Company's public filings.

     3.1 Notwithstanding the foregoing, the following shall not be Confidential Information: (a) information generally available to the public, or which is published or becomes public; (b) information which a party can show was in its possession at the time it was disclosed and which was not acquired directly or indirectly from the disclosing party, and (c) information rightfully acquired from others who did not obtain it under a pledge of confidentiality to a party hereto.

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     3.2  Each party hereto covenants and agrees that is shall not misuse or misappropriate any of the Confidential Information of the other party. Each party acknowledges and agrees that Confidential Information of each party constitutes trade secrets and that the other party will obtain no ownership interest therein. Upon termination of Helix's engagement with the Company, or whenever requested by the other party, each of the Company and Helix shall immediately deliver to the other all property in its possession or under its control belonging to the other party or containing any Confidential Information of the other party.

     3.3 The parties acknowledge and agree that the restrictions contained in this Agreement, in view of the nature of the respective businesses of the parties hereto, are reasonable and necessary in order to protect their legitimate interests and that any violation thereof would result in irreparable injuries to the other parties. The parties agree that in addition to any other rights or remedies which the other party may be entitled to at law or in equity, the other party shall be entitled to obtain injunctive relief from any court of competent jurisdiction and reimbursement of any costs and expenses, including, without limitation, attorneys' fees and expenses, incurred in connection with the enforcement of this
          Section 3.

4. INDEMNIFICATION. The Company agrees to indemnify and hold Helix harmless from and against any and all losses, claims, damages and liabilities (or actions including security holder actions in respect thereof) related to or arising out of Helix's engagement hereunder or its role in connection herewith, and will reimburse Helix for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred by Helix in connection with investigating, preparing for or defending any such action or claim, whether or not in connection with pending or threatened litigation in which Helix is a party and whether or not initiated by or on behalf of the Company. The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses that have resulted from the willful misconduct or gross negligence of Helix. The Company also agrees that Helix shall not have any liability to the Company for or in connection with Helix's engagement, except for liability for losses, claims, damages, liabilities or expenses incurred by the Company that result from the willful misconduct or gross negligence of Helix.

     4.1 In the event that the foregoing indemnity is unavailable, then the Company shall contribute to amounts paid or payable by Helix in respect of its losses, claims, damages and liabilities:

          4.1.1 in such proportion as appropriately reflects the relative benefits received by, the Company and Helix in connection with the matters as to which such losses, claims, damages or liabilities relate, or

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          4.1.2 if (but only if) the allocation provided for in Section 4.1.1 is for any reason held to unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 4.1.1 but also the relative fault of the Company and Helix, as well as any other relevant equitable considerations;

          4.1.3 provided, however, that in no event shall the amount to be contributed by Helix exceed the amount of the fee actually received by Helix. The foregoing shall be in addition to any rights that Helix may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of Helix and its affiliates and their respective directors, officers, employees, agents or controlling persons of Helix.

          4.1.4 The Company agrees that, without Helix's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding in respect of which indemnification could be sought under the indemnification provisions of this Agreement (whether or not Helix or any other party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

5. TERM. This Agreement shall have a term ending December 31, 1999, except with respect to the payment of Success Fees earned pursuant to Section 2 of this Agreement and except for Sections 3 and 4 of this Agreement, which will survive any termination of this Agreement.

6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT, OTHER THAN AS PROVIDED FOR IN SECTION 3 HEREIN, SHALL BE SETTLED BY ARBITRATION IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT UPON AN AWARD ARISING IN CONNECTION THEREWITH MAY BE ENTERED IN ANY COURT OF COMPETENT JURISDICTION.

7. SEVERABILITY. In the event that any provision herein is determined to be enforceable under the current law at the time of execution of this Agreement, or unenforceable under a law that may supersede that law in place at the time of execution, all other provisions and the intent of this Agreement shall survive such findings.

8. INDEPENDENT CONTRACTOR. The Company acknowledges and agrees that Helix has been retained solely as a mergers and acquisitions and financial advisor to the Company. In such capacity, Helix shall act as an independent contractor.

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9.   WAIVER OF RIGHTS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing by the party against whom the same is sought to be enforced and no failure by either party to enforce any of this rights hereunder shall, except as aforesaid, be deemed to be a waiver of such right. No waiver by either party hereto at any time of any breach by the other party hereof of, or compliance with, any provision of this Agreement to be performed by such other party shall be deemed to be a waiver of a similar or dissimilar provision hereof at the same or any prior or subsequent time.

10. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered personally, mailed prepaid registered mail, overnight courier, or sent by telecopy (as long as the telecopy is followed by a hard copy) addressed as follows:

          In the case of Helix:
          Helix Capital Services LLC
          98 Battery Street, Suite 600
          San Francisco, CA 94104
          Att: Mr. Y. Stern

          In the case of the Company:
          Bogen Communications International, Inc.
          50 Spring Street
          Ramsey, NJ 07446
          Attn:  Mr. Yoav M. Cohen
          Fax:  (201) 760-8771

     or to such other address as the parties shall from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee, if delivered by overnight courier, two (2) days after deposit with the overnight courier, and if by telecopy, upon transmission thereof, as long as the telecopy is followed by delivery of a hard copy.

11. ENTIRE AGREEMENT. This mutually signed Agreement and attached Schedules constitute the entire agreement between the parties with respect to the engagement of Helix contemplated hereby and cancels and superseded all prior understandings and agreements between the parties with respect thereto and no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

12. MISCELLANEOUS. This Agreement may be executed in any number of counterparts; each of which shall be deemed to be an original and all of which together shall be deemed to be the same agreement.

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     IN WITNESS WHEREOF, the parties hereto have set their hand on September
1, 1999.


                                               HELIX CAPITAL SERVICES INC.


                                               By: /s/ Yoav Stern
                                                   --------------------------
                                                   Name: Yoav Stern
                                                   Title: Managing Partner


                                               BOGEN COMMUNICATIONS
                                               INTERNATIONAL, INC.

                                               By: /s/ Yoav M. Cohen
                                                   --------------------------
                                               Name: Yoav M. Cohen
                                               Title: Senior Vice President &
                                               Chief Financial Officer


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